ARTICLES OF AMENDMENT TO
                                 THE ARTICLES OF
                           INCORPORATION OF Queen City
                               Mobile Homes, Inc.


                  Pursuant to the provisions of the South Dakota Corporation Acts, the undersigned corporation adopts the following articles of amendment of its articles of incorporation.

                  FIRST: The name of the corporation is Queen City Mobile Homes, Inc.

                  SECOND: The following amendment of the articles of incorporation was adopted by the shareholders of the corporation on May 8, 2000, in the manner prescribed by the South Dakota Corporation Act:

                  RESOLVED, that the Articles of Incorporation be amended in their entirety to read as follows:

                                   ARTICLE I.

          The name of the corporation is Queen City Mobile Homes, Inc.

                                   ARTICLE II.

                    The period of its duration is perpetual.

                                  ARTICLE III.

                           The purpose or purposes for which the corporation is
                  organized is to sell and deal in manufactured homes and any business incidental or related thereto, and such other business or business activities as shall be approved by the directors, and to make and execute any and all agreements for the purposes outlined, including agreements for borrowing of money, to construct, own, purchase, maintain, operate, sell, lease or dispose of real and personal property which may be necessary or advisable for the carrying on of the business of the corporation; and to do all other things subsidiary, necessary or contingent for carrying out and


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                  into effect the main purposes of the corporation; to enter into partnerships and any and all other lawful purposes for which corporations may be incorporated under this act.

                                   ARTICLE IV.

                           The number of shares which it shall have authority to
                  issue, itemized by class, par value of shares, shares without par value, and series, if any, within a class are as follows, said stock, when issued, to be fully paid and non-assessable:

                                                 Par Value
                  Class   Series  No. of Shares  Per Share

                  Common   None     200,000,000     $0.005

                                   ARTICLE V.

                           The corporation will not commence business until
                  consideration of the value of at least $1,000.00 has been received for the issuance of shares.

                                   ARTICLE VI.

                           The address of the initial registered office of the
                  corporation is 1230 North Avenue, Suite 8, Spearfish, South Dakota 57783, and the name of its registered agent at such address is Harlan A. Schmidt.

                                  ARTICLE VII.

                           The number of directors constituting the board of
                  directors shall be one (1) or more. The number of directors may be increased or decreased by amendment to the bylaws. The names and addresses of the directors constituting the current board of directors who shall serve until their successors are elected and shall qualify are:

                                    Harlan A. Schmidt
                                    1230 North Avenue, Suite 8
                                    Spearfish, South Dakota 57783

                                  ARTICLE VIII.

                           No shareholder shall be responsible for the debts of
                  the corporation in any amount greater than the amount remaining unpaid on the capital stock for which he has subscribed.

                                   ARTICLE IX.

                           These articles may be amended in the manner
                   authorized by law at the time of amendment.


                  THIRD: The number of shares of the corporation outstanding at the time of such adoption was 100 and the number of shares entitled to vote thereon was 100.

                  FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

                  Class              Number of Shares

                  Common                    100


                  FIFTH: The number of shares voted for such amendment was 73 and the number of shares voted against such amendment was 0.

                  SIXTH: The number of issued shares shall be exchanged for new shares of common stock on a 15,000:1 ratio (forward split).

                  SEVENTH: Such amendment does not effect a change in the amount of authorized capital, which is $ 1,000,000.

                  EIGHTH: Such amendment does not effect a change in the amount of stated capital which is $10,000.

         Dated this _______ day of ______________, 2000.

                                        Queen City Mobile Homes, Inc.

                                            By: _____________________________
(Corporate Seal)             Harlan A. Schmidt
                                  Its President

                                            and _____________________________
                             Barbara S. Schmidt
                             Its Secretary

STATE OF SOUTH DAKOTA   )
                        ) ss.
COUNTY OF LAWRENCE      )

                  On this the _______ day of ______________, 2000, before me, a notary public in and for the said county and state, personally appeared Harlan
A. Schmidt and Barbara S. Schmidt, who acknowledged before me that they were the president and secretary, respectively, of Queen City Mobile Homes, Inc., a South Dakota corporation, and that they signed the foregoing articles of amendment as their free and voluntary act and deed for the uses and purposes therein set forth, and that the facts contained therein are true.

                  IN WITNESS WHEREOF, I hereunto set my hand and official seal.


---------------------------------
Notary Public

My commission expires: ______________________

(Seal)

QUEEN CITY MOBILE HOMES, INC.
P.O. Box 1048
Spearfish, South Dakota 57783
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                                                          Telephone 605-642-2622
                                                          FAX 605-642-2622




                                November 15, 2000


Mrs. Joyce Hazeltine
Secretary of State
State Capitol, Suite 204
500 East Capitol
Pierre, South Dakota 57501_5077

                  Re: Queen City Mobile Homes, Inc.

Dear Mrs. Hazeltine:

                  Enclosed for filing please find executed duplicate copies of amendment of the articles of incorporation of Queen City Mobile Homes, Inc., together with a check for filing fees of $20 for the amendment and fifty dollars for the change in authorized stock, or $70 total fees.

                                  Yours truly,




                                                     Harlan A. Schmidt

HAS/ce
Enclosures